[LOGO OF ASHURST]

                                                                   Exhibit 10.54

Lease

Royal & Sun Alliance Insurance plc

and

eResearchTechnology Limited





of first floor and ground floor reception area Sector 1 Pegasus House Bakewell Road Orton Southgate Peterborough

                                28 September 2004

                                    CONTENTS

                                    CONTENTS

CLAUSE                                                                      PAGE

1.        DEFINITIONS.........................................................1
2.        INTERPRETATION......................................................5
3.        DEMISE..............................................................6
4.        THE TENANT'S COVENANTS..............................................7
4.1       Rents...............................................................7
4.2       Outgoings...........................................................7
4.3       Repair cleaning and decorating......................................7
4.4       Premises Unoccupied.................................................7
4.5       User and Restrictions on Use........................................7
4.6       Waste and Alterations...............................................8
4.7       Aerials Signs and Advertisements....................................9
4.8       Obstruction and Loading and Unloading...............................9
4.9       Statutory Obligations and Fire Precautions..........................9
4.10      Access to Landlord and Notice of Repair.............................9
4.11      Dealings...........................................................10
4.12      Landlord's Costs...................................................12
4.13      The Planning Acts..................................................12
4.14      Plans Documents and Information....................................13
4.15      Disposal Boards and Viewing........................................13
4.16      Encroachments......................................................14
4.17      Yield Up...........................................................14
4.18      Interest on Arrears................................................14
4.19      Statutory Notices..................................................14
4.20      Defective Premises.................................................14
4.21      Compliance with title..............................................14
4.22      Observe Headlease..................................................15
4.23      Indemnity for Breach of Superior Lease.............................15
4.24      Reception Facilities...............................................15
4.25      Rules and Regulations..............................................15
5.        THE LANDLORD'S COVENANTS...........................................15
6.        INSURANCE..........................................................16
6.1       Tenant's Insurance Covenants.......................................16
6.2       Suspension of Principal Rent.......................................17
6.3       Reinstatement and Determination if Prevented.......................17
7.        PROVISOS...........................................................18
7.1       Re-Entry...........................................................18
7.2       Exclusion of Use Warranty..........................................18
7.3       Representations....................................................18
7.4       Tenant's Property..................................................18
7.5       Service of Notices.................................................18
7.6       Value Added Tax....................................................19
7.7       Entire Understanding...............................................19
7.8       Lease not entered into pursuant to any prior agreement.............19
7.9       Landlord and Tenant (Covenants) Act 1995...........................19
7.10      Invalidity.........................................................19
7.11      Tenant's Option to Determine.......................................19
SCHEDULE 1...................................................................21
Part 1 - Rights and Easements Granted........................................21
Part 2 - Rights and Easements Excepted and Reserved..........................21
SCHEDULE 2...................................................................23
Principal Rent and Rent Review...............................................23
SCHEDULE 3...................................................................27

Particulars of matters to which the Premises are subject.....................27
SCHEDULE 4...................................................................28
Service Charge...............................................................28
SCHEDULE 5...................................................................31
Authorised Guarantee Agreement...............................................31

                                   PARTICULARS

DATE                       :                                 28th September 2004

LEASE OR UNDERLEASE        :  Underlease

LANDLORD                   :  ROYAL  & SUN  ALLIANCE  INSURANCE  PLC (No. 93792)
                              whose  registered  office is at St Marks Court
                              Chart Way  Horsham  West Sussex  RH12 1XL

TENANT                     :  eRESEARCHTECHNOLOGY LIMITED (No. 2126652)  whose
                              registered office is at Olympus House Staniland
                              Way Werrington Centre Peterborough  Cambridgeshire
                              PE4 6NA

PREMISES                   :  the land and buildings known as first  floor  and
                              ground floor reception  area  shown  edged  red on
                              Plan 2 being part of Sector 1 Pegasus   House
                              Bakewell Road Orton Southgate Peterborough shown hatched blue on Plan 1 which is part of the land registered at H.M. Land Registry under Title
                              Number CB237542

CONTRACTUAL TERM           :  From and including the 1st Sept 2004  until  and
                              including 3 June 2013

PRINCIPAL RENT             :  TWO HUNDRED AND EIGHT THOUSAND  FIVE  HUNDRED AND
                              SEVENTY ONE POUNDS AND FIFTEEN  PENCE
                              ((pound)208,571.15) per annum

RENT COMMENCEMENT DATE     :  1st May 2005

ADVANCE SERVICE CHARGE     :  SIXTEEN THOUSAND FIVE HUNDRED  AND  SEVENTY  FIVE
                              POUNDS ((pound)16,575.00) per annum payable by equal quarterly payments in advance on the usual quarter days subject to adjustment and review in accordance with provisions of Schedule 4

PERMITTED USER             :  use within paragraphs (a) and (b) of Class B1 of
                              the Schedule to the Town and Country Planning
                              (Use Classes) Order 1987 with ancillary car parking

INTERIOR DECORATING YEARS  :  2005 and each subsequent fifth year of the Term

THIS LEASE is made on the date and between the parties specified in the Particulars

NOW THIS DEED WITNESSES AS FOLLOWS:

1.      DEFINITIONS

        In this Lease the following words and expressions have the following meanings:

        "ACT OF INSOLVENCY" means in relation to a corporate body that:

        a proposal is made for a voluntary arrangement under Part I of the Insolvency Act 1986 (referred to as "the Act" in the remainder of the definition) or a petition is presented for an administration order under Part II of the Act or a receiver and (or) manager or administrative receiver is appointed whether under Part III of the Act or otherwise or it goes into liquidation as defined in section 247(2) of the Act (other than a voluntary winding up solely for the purpose of amalgamation or reconstruction while solvent) or a provisional liquidator is appointed under section 135 of the Act or a proposal is made for a scheme of arrangement under section 425 of the Companies Act 1985 and in relation to an individual that:

        an application is made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the Act or a bankruptcy petition is presented to the court or his circumstances are such that a bankruptcy petition could be presented under Part IX of the Act or he enters into a deed of arrangement

        "ACCOUNT YEAR" means a year ending on 31 December or such other annual period as the Landlord may at its discretion from time to time determine

        "ADVANCE SERVICE CHARGE" means the sum specified as the Advance Service Charge in the Particulars or such other sum as shall for the time being be the Advance Service Charge under the provisions of schedule 4

        "ADJOINING PROPERTY" means any neighbouring or adjoining land or premises now or at any time during the Term belonging to the Landlord or the Superior Landlord or a Group Company of the Landlord or the Superior Landlord

        "ASSIGNMENT" and "ASSIGN" have the meanings set out in clause 4.11

        "AUTHORISED GUARANTEE AGREEMENT" means an agreement which is an authorised guarantee agreement for the purposes of section 16 of the Landlord and Tenant (Covenants) Act 1995

        "BUILDING" means Pegasus House Bakewell Road Orton Southgate Peterborough shown edged blue on Plan 1

        "BUSINESS DAY" means a day on which clearing banks in the City of London are (or would be but for a strike lockout or other stoppage affecting particular banks or banks generally) open during banking hours and "BUSINESS DAYS" shall be interpreted accordingly

        "COMMON PARTS" means the approaches to the Building and shall also include the gatehouse car park landscaping boundary fences and private roads used in connection with the Building and any part of the Building used by the Tenant in common with others and the outside surface of the glass in the windows between the external envelope of the Building and the Premises

        "CONDITIONS FOR ASSIGNMENT" has the meaning set out in clause 4.11

        "CONDUITS" mean all conduits sewers drains mains ducts pipes gutters watercourses wires cables fibres channels flues and all other conducting media including any fixings louvres cowls and any other ancillary apparatus

        "CONTRACTUAL TERM" has the meaning given in the Particulars

        "DEVELOPMENT" has the meaning given by section 55 of the Town and Country Planning Act 1990

        "DEVELOPMENT SITE" means all that land registered at HM Land Registry with title number CB102668 other than the Premises

        "EXCESS SERVICE CHARGE" means the Tenant's Proportion less any Advance Service Charge received by the Landlord

        "EXPENDITURE" means the expenditure described in paragraph 3 of
        Schedule 4

        "GROUP COMPANY" means any company which is for the time being a subsidiary (whether immediate or otherwise) or a holding company (whether immediate or otherwise) or another subsidiary of the holding company (whether immediate or otherwise) in each case with in the meaning of section 736 of the Companies Act 1985 which section shall for this purpose be deemed not to have been amended by subsequent legislation

        "INSURANCE RENT" means a fair proportion of the sums which the Landlord and/or Superior Landlord expends yearly in effecting (a) the insurance described in clause 6 and (b) insuring the lifts boilers and mechanical apparatus and Systems in the Building such sums to be payable on demand but excluding any additional sums payable solely and directly as a consequence of parts of the Building other than the Property not being occupied to be reimbursed by the Tenant to the Landlord comprising all payments by the Landlord from time to time of "Insurance Rent" pursuant to the Superior Lease

        "INSURED RISKS" means the fire storm tempest flood earthquake lightning explosion impact aircraft (other than hostile aircraft) and other aerial devices and articles dropped therefrom not civil commotion and malicious damage acts of terrorism bursting or overflowing of water tanks apparatus or conduits subsidence heave and such other risks as the Superior Landlord or Landlord may from time to time reasonably determine

        "INTEREST" means interest at the Interest Rate then prevailing during the period beginning on the date on which the relevant payment is due and ending on the date on which the relevant payment is received

        "INTEREST RATE" means three per cent. above the base lending rate from time to time in force of National Westminster Bank PLC or such other bank which is a member of CHAPS Limited as the landlord may from time to time reasonably nominate in writing

        "INTERIOR DECORATING YEARS" has the meaning given in the Particulars

        "LANDLORD" means the party described as the Landlord in the Particulars and includes the party for the time being entitled to the reversion immediately expectant on the determination of the Term

        "LANDLORD AND TENANT ACT" means the Landlord and Tenant Act 1954

        "LANDLORD COVENANTS" has the meaning given to that expression in the Landlord and Tenant (Covenants) Act 1995

        "LEASE" means this Lease and any document which is made supplemental to this Lease or which is entered into pursuant to or in accordance with the terms of this Lease

        "PARTICULARS" means the immediately preceding section of this Lease headed "PARTICULARS"

        "PERMITTED PART" means any part of the Premises which is capable of being separately underlet

        "PERMITTED UNDERLEASE" means an underlease which:

        (a) incorporates provisions for the review of rent at such intervals no less frequent than shall be normal in the market for similar property at the time of the grant of thereof having regard to the terms of the proposed underlease and on the same basis as in this Lease

        (b) is (so far as is consistent with an underlease) in a form consistent with this Lease and

        (c) has a term which does not expire after the expiry of the Contractual Term

        (d) reserves the rent not less than the then open market rent of the Premises or of the Permitted Part (as the case may be)

        "PERMITTED USER" has the meaning given in the Particulars

        "PERPETUITY PERIOD" means the period of 80 years from the date of this Lease which period shall be deemed to be the perpetuity period in relation to this Lease

        "PLAN" means the plan attached to this Lease

        "PLANNING ACTS" means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991

        "PREMISES" means the part of the Building described as the Premises in the Particulars and includes:

        the plasterwork and decorative finishes applied to the internal surfaces of the external and load-bearing walls and columns of the Building but not any other part of the external or load-bearing walls and columns the floor finishes the raised floor and its supports and the void beneath the raised floor so that the lower limit of the Premises includes such finishes raised floor supports and void but does not extend to anything below them the ceiling finishes any suspended ceiling and the void above any suspended ceiling so that the upper limit of the Premises includes such finishes suspended ceiling and void but does not extend to anything above them the entirety of the non-load-bearing internal walls and glass partitions wholly within the Premises the plasterwork and decorative finishes applied to the internal surfaces of the internal non-load-bearing walls and the internal surface of partitioning or balustrading dividing the Premises from other parts of the Building and the internal decorative surfaces of the window frames and window furniture in the windows which form part of the external envelope of the Building or which separate the Premises from any atria within the Building the internal surfaces and door furniture of the external doors and their door frames and the internal doors and door frames the inside surface of the glass in the windows between the external envelope of the Building and the Premises all additions and improvements to the Premises

        all the Landlord's fixtures and fittings of every kind which shall from time to time be in or upon the Premises (whether originally affixed or fastened to or upon the Premises or otherwise and including but without limitation all plant machinery apparatus and equipment relating to or connected with the air conditioning heating and fire alarm systems the sprinklers hose reels and smoke detection and heat detection equipment and systems light fittings carpets) except any such fixtures installed by the Tenant that can be removed from the Premises without defacing the Premises all Conduits in on under or over and exclusively serving the Premises except those belonging to a statutory undertaker or public utility all toilet and washroom facilities and fixtures and fittings attached to the toilet and washroom facilities within the Premises

        "PRINCIPAL RENT" has the meaning given to it in the Particulars and in paragraph 1 of schedule 2

        "QUALIFYING ASSIGNEE" has the meaning set out in clause 4.11

        "RENT COMMENCEMENT DATE" has the meaning given in the Particulars

        "RENTS" means the Principal Rent and the other payments reserved as rent and referred to in clause 3

        "SERVICES" means water sewerage gas electricity telephone telecommunications and other services of whatever nature

        "SERVICE AREAS" means all parts of the Building other than the Common Parts and other areas (if any) retained by the Landlord in connection with the provision of services to and the management of the Building other than the Common Parts and includes (but is not limited to) such of the following parts of the Building as are not included in the Common
        Parts:

        (a) any staff rooms and storage premises used in connection with the provision of services and

        (b) any sub-station ducts channels and other areas which house or contain machinery apparatus equipment pipes or wires used in connection with the provision of services

        "STRUCTURE" means
        the entirety of the roofs and foundations of the Building

        the entirety of all floors and ceilings of the Building but excluding the floor finishes the raised floors and their supports and the void beneath the raised floors and also excluding the ceiling finishes any suspended ceilings and the void about any suspended ceilings the entirety of all external walls of the Building but excluding the plasterwork and decorative finishes applied to the internal faces of such walls the entirety of all load-bearing walls pillars and other structures of the Building but excluding the plasterwork and decorative finishes applied to the faces of such walls pillars and other structures all glazing window frames and window furniture in the windows which form part of the external envelope of the Building or which separate the Premises from any atria within the Building but not the internal decorative surfaces of those windows frames and window furniture and all other parts of the structure of the Building not referred to in the preceding paragraphs

        "SUPERIOR LANDLORD" means any party having an interest in the Premises in reversion to the Superior Lease

        "SUPERIOR LEASE" means a lease dated 30 April 1999 between (1) Albion Real Estate Corporation Limited and (2) Royal & Sun Alliance Insurance plc of Pegasus Bakewell Road Orton Southgate Peterborough as varied by a Deed of Variation dated 5 July 2000 between (1) MCP Trading Nominees I Limited (2) MCP Trading Nominees II Limited and (3) Royal & Sun Alliance Insurance plc

        "SYSTEMS" means systems for the supply of electricity water gas telecommunications (including without prejudice to the generality of the foregoing any fibre optic cables) chilled or heated air or chilled or heated water and for drainage and smoke detection and for any other similar service or facility

        "TENANT" means the party described as the Tenant in the Particulars and includes the Tenant's successors in title and assigns

        "TENANT COVENANTS" has the meaning given to that expression in the Landlord and Tenant (Covenants) Act 1995

        "TENANT'S PROPORTION" means a reasonable proportion of the Expenditure

        "TERM" means the Contractual Term as extended by any period of holding over or extension or continuance of the Contractual Term whether by statute or at common law

        "VALUE ADDED TAX" means Value Added Tax or any other tax of a similar nature that may be substituted for or levied in addition to it in each case at the rate current from time to time

2.      INTERPRETATION

2.1     The Particulars and the schedules form part of this Lease

2.2 The definitions contained in the Particulars have the meanings appearing alongside them for the purposes of this Lease

2.3 Where the Superior Landlord or Landlord or the Tenant for the time being are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally

2.4 Words importing one gender include all other genders and words importing the singular include the plural and vice versa

2.5 Rights expressed to be reserved in favour of the Landlord shall be deemed to extend to any superior landlord and any mortgagee of the Premises and all persons authorised by the Landlord and by any superior landlord or mortgagee including its or their agents professional advisers contractors and workmen

2.6 Any provisions in this Lease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any mortgagee of the Premises and any superior landlord where such consent shall be required

2.7 Any references to a specific statute include any statutory extension or modification amendment or re-enactment of such statute and any regulations instruments or orders made under such statute and any general reference to "statute" or "statutes" includes EC directives decisions and regulations and any regulations instruments orders or other directions made under such statute or statutes

2.8 References in this Lease to any clause schedule or paragraph without further designation shall be construed as a reference to a clause or paragraph of or schedule to this Lease so numbered

2.9 The clause paragraph and schedule headings and the table of contents are for ease of reference only and shall not be taken into account in the construction or interpretation of this Lease or of the clause paragraph or schedule to which they refer

2.10 Any reference to a superior landlord includes the Superior Landlord and Landlord's reversioner (whether mediate or immediate) at any time

2.11 References to "last year of the Term" include the last year of the Term if the Term shall determine otherwise than by effluxion of time and references to "expiry of the Term" include such other determination of the Term

2.12    The terms "parties" or "party" mean the Landlord and (or) the Tenant

3.      DEMISE

        The Landlord demises to the Tenant the Premises together with the rights and easements set out in part 1 of schedule 1 but excepting and reserving the rights and easements set out in part 2 of schedule 1 to hold the Premises to the Tenant for the Contractual Term subject to all the matters contained or referred to in schedule 3 yielding and paying to the Landlord:

3.1 on and from the Rent Commencement Date the Principal Rent payable without any deduction save where permitted hereunder by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year the first such payment being a sum in respect of the period from and including the Rent Commencement Date up to and including the day before the first quarter day after the date of this Lease and to be paid on the grant of this Lease and

3.2     by way of further rent:

        (a) the Insurance Rent payable at the times and in the manner provided in clause 6 and

        (b)     the payments of Interest referred to in clause 4.18

        (c) the Advance Service Charge and the Excess Service Charge (if any) payable at the time and in the manner provided in
                Schedule 4

4.      THE TENANT'S COVENANTS

        The Tenant covenants with the Landlord:

4.1     RENTS

        (a) To pay the Rents on the days and in the manner set out or referred to in this Lease

        (b) If so required in writing by the Landlord to make such payments by banker's order

4.2     OUTGOINGS

        (a) To pay and discharge all rates taxes assessments duties charges impositions and outgoings of an annual regularly recurring nature and which relate to the occupation or user of the Premises which are now or during the Term shall be charged assessed or imposed upon the Premises or upon the owner or occupier of them excluding any payable by the Landlord occasioned by any disposition of or dealing with or ownership of any interest reversionary to the interest created by this Lease and

        (b) To pay all charges including meter rents for all Services consumed or used at the Premises during the Contractual Term

4.3     REPAIR CLEANING AND DECORATING

        (a) To keep the Premises in good and substantial repair and condition and to renew the same when necessary

        (b) In each of the Interior Decorating Years and in the last year of the Term (save where carried out in the preceding 12 months) to redecorate the interior of the Premises in both cases in a good and workmanlike manner and with appropriate materials of good quality to the reasonable satisfaction of the Landlord provided that any change in the colours or patterns of such decoration shall require the prior written approval of the Landlord which approval shall not be unreasonably withheld or delayed

4.4     PREMISES UNOCCUPIED

        During such periods (if any) throughout the Term when the Premises are unoccupied to effect such security arrangements for the Premises to give the Premises reasonable protection from vandalism theft or unlawful occupation

4.5     USER AND RESTRICTIONS ON USE

        (a)     Not to use the Premises for any purpose other than the Permitted
                User

        (b) Not to do or allow to remain upon the Premises anything which may be or causes a nuisance injury or damage to the Landlord

        (c) Not to use the Premises for a sale by auction or for any dangerous noxious noisy or offensive trade business manufacture or occupation nor for any illegal or immoral act or purpose

        (d) Not to use the Premises as sleeping accommodation or for residential purposes nor to keep any animal fish reptile or bird anywhere on the Premises

        (e) Not to discharge into the Conduits serving the Premises any oil or grease or any deleterious objectionable or hazardous matter or substance and to take such measures as shall be necessary to ensure that any effluent so discharged into the

                Conduits will not be corrosive or otherwise harmful to the Conduits or cause obstruction or deposit in them

        (f) Not to deposit on or adjacent to any part of the Premises any refuse of any kind other than in proper receptacles and in such locations as the Landlord may reasonably specify

        (g) Not to install or use in or upon the Premises any safes goods machinery or apparatus which will cause noise or vibration which can be heard or felt in nearby premises or outside the Premises or which may strain or damage the Premises or cause structural damage to nearby premises and not to store or bring on to the Premises any article substance or liquid of a specially combustible inflammable or explosive nature

4.6     WASTE AND ALTERATIONS

        (a)     Not to:

                (i)     commit any waste on or at the Premises

                (ii) erect any new or replacement building on or at the Premises nor make any addition or extension to the Premises

                (iii)   unite the Premises with any adjoining premises or

                (iv)    make any alterations to the Premises

                save as permitted by the following provisions of this clause

        (b) Not to make any alterations to the Premises (save for internal non-structural alterations which shall not require consent) without first:

                (i) obtaining and complying with all the necessary permissions licences and consents of any competent authority and the insurers interested in the Premises and paying all charges of such authority persons or bodies in respect of such permissions licences and consents

                (ii) making an application for consent to the Landlord supported by drawings and where appropriate a specification prepared by an architect or member of some other appropriate profession and obtaining the written consent of the Landlord pursuant to such application (such consent not to be unreasonably withheld or delayed)

                (iii) paying the proper and reasonable fees of the Landlord and its professional advisers in connection with such application

        (c) Not to make any alterations or additions to the electrical wiring and installations within the Premises which would result in a loading on such wiring or installations beyond the standards which the same are designed to bear or which would require a supply of electricity to the Premises in excess of the levels which the same are designed to supply without the prior written consent of the Landlord (not to be unreasonably withheld or delayed)

        (d) To remove at the expiry of the Term any additional buildings or additions alterations or improvements made to the Premises if so requested by the Landlord when the Landlord's consent was given and to make good to the reasonable satisfaction of the Landlord any part or parts of the Premises or the Premises which may be damaged by such removal

4.7     AERIALS SIGNS AND ADVERTISEMENTS

        (a) Not to install any pole mast wire aerial dish or screen (whether in connection with telephonic radio or television communication or otherwise) upon the Premises otherwise than in accordance with plans and specifications first approved in writing by the Superior Landlord and the Landlord (such approval not to be unreasonably withheld or delayed) subject to consent to such installation having previously been obtained from the relevant competent authority

        (b) Not to fix to or exhibit or display on the outside of or to or through any window of the Premises or anywhere on the Premises any placard sign notice fascia board name-plate or advertisement unless the written approval of the Superior Landlord and Landlord (such approval not to be unreasonably withheld or delayed) as to size design specification and location and the necessary consents and licences from the relevant competent authority have first been obtained

4.8     OBSTRUCTION AND LOADING AND UNLOADING

        Not to do anything whereby any road path forecourt or other area over which the Tenant may have rights of access or use may be damaged or the proper use thereof by others may be unduly obstructed in any way

4.9     STATUTORY OBLIGATIONS AND FIRE PRECAUTIONS

        (a) At the Tenant's own expense to execute all works and provide and maintain all arrangements upon or in respect of the Premises or the use to which the Premises are being put that are required in order to comply with the requirements of any statute or any government department local authority other public or competent authority environmental authority or court of competent jurisdiction regardless of whether such requirements are imposed on the Landlord the Tenant or the occupier

        (b) At the Tenant's own expense and without limiting the obligations set out earlier in this clause 4.9:

                (i) to comply in all respects with the provisions of any statutes and any other obligations imposed by law or by any by-laws applicable to the Premises or in regard to carrying on the business for the time being carried on at the Premises and

                (ii) to comply with the requirements of the fire authority in relation to fire precautions affecting the Premises

4.10    ACCESS TO LANDLORD AND NOTICE OF REPAIR

        (a) To permit the Landlord on reasonable prior written notice (except in case of emergency in which case no notice shall be necessary) and during reasonable times (or at any time in case of emergency):

                (i) to enter upon the Premises (for so long as reasonably necessary only) for the purpose of ascertaining that the covenants and conditions of this Lease have been observed and performed

                (ii) to inspect the state of repair and condition of the Premises

                (iii) to give to the Tenant or leave upon the Premises a notice specifying any breach by the Tenant of the terms of this Lease and requesting the Tenant as soon as practicable to remedy the same and

                (iv) to exercise the rights and easements excepted and reserved in part 2 of schedule 1 provided that if the Landlord (or any person authorised by it or otherwise entitled) shall enter the Premises as aforesaid then in relation to each such entry:

                (i) the Landlord shall make good all damage occasioned to the Premises and to the tenants fixtures and fittings and its chattels and

                (ii) there shall be caused as little inconvenience to the Tenant as possible

                (iii) as soon as practicable to remedy the breach specified such notice

                (iv) if within 2 months of the service of such a notice the Tenant shall not have commenced and be proceeding diligently with the remedying of the breach referred to in the notice to permit the Landlord to enter the Premises to execute such work as may be necessary to remedy the breach specified in the notice and to pay to the Landlord the proper cost of so doing and all proper expenses incurred by the Landlord (including legal costs and surveyor's fees) within ten Business Days of a written demand

4.11    DEALINGS

        (a)     "ASSIGNMENT" means:

                (i) in the case of a registered lease the execution of a transfer whether or not that transfer is subsequently registered at H M Land Registry and

                (ii) in the case of any other lease execution of a deed of assignment of it and "ASSIGN" shall be construed accordingly

        (b)     Not to:

                (i)     part with possession of the Premises

                (ii)    share possession of the Premises with another person

                (iii) allow anyone other than the Tenant its officers and employees to occupy the Premises save as permitted by the following provisions of this clause

        (c) Not to Assign a part (as distinct from the whole) of the Premises

        (d) Not to Assign the whole of the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) provided that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927:

                (i) the Landlord shall be entitled to withhold consent to a proposed Assignment where the proposed assignee is not a Qualifying Assignee and

                (ii) the Landlord shall be entitled to grant its consent to a proposed Assignment subject to all or any of the Conditions for Assignment and provided further that the Landlord shall be entitled to withhold consent to a proposed Assignment on other grounds or grant consent subject to further conditions where it is reasonable to do so

        (e) "QUALIFYING ASSIGNEE" means an assignee with annual profits before tax in the three complete trading years immediately preceding the date of application for licence to assign which in each year and after consolidation (whether real or notional) in each such year with the annual profits before tax of any subsidiary (within the meaning of section 736 of the Companies Act 1985) exceed an amount representing the yearly rent payable under this Lease at the date of that application multiplied by three

        (f)     "CONDITIONS FOR ASSIGNMENT" means the following conditions:

                (i) the payment of the Principal Rent and other sums which have fallen due under this Lease prior to the date of the Assignment

                (ii) that the proposed assignee covenants by deed with the Landlord in such form as the Landlord may reasonably require that with effect from the date of the Assignment until the first subsequent Assignment which is not an excluded Assignment (as that expression is defined in the Landlord and Tenant (Covenants) Act 1995) the proposed assignee will pay the Rents and observe and perform all the provisions of this Lease to be observed and performed by the Tenant

                (iii) that the Tenant if reasonably required by the Landlord enters into an Authorised Guarantee Agreement in the form set out in the schedule 5

                (iv) having unconditionally made a written offer to the Landlord to surrender the ground floor reception area and/or meeting room forming part of the Premises for the then unexpired residue of the Term to the Landlord which the Landlord shall within 28 days of receipt of such written offer either accept or reject should the Landlord accept the offer the Tenant shall within a further 28 days after the receipt of such acceptance by the Landlord complete and enter into an agreement for surrender which shall be in a form prepared by the Landlord and approved by the Tenant (whose approval shall not be unreasonably withheld or delayed) (each party bearing their own costs in connection with the completion of such agreement for surrender) surrendering the relevant part of the Premises with vacant possession free from all encumbrances and having made good all damage caused by removing any tenant's fixtures or fittings and having yielded up that part of the Premises to the reasonable satisfaction of the Landlord (such surrender shall be without prejudice to the rights and remedies of the Landlord and the Tenant in respect of any antecedent breach non-observance or non-performance of the other covenants and the condition contained in this Lease)

        (g) Not to charge a part (as distinct from the whole) of the Premises

        (h) Not to charge the Premises except with the prior written consent of the Landlord (which will not be unreasonably withheld or delayed)

        (i) Not to underlet a part (as distinct from the whole) of the Premises unless it is a Permitted Part

        (j) Not to create nor permit the creation of more than two underlettings comprising a Permitted Part of the Premises nor to underlet the whole of the Premises:

                (i)     except by way of a Permitted Underlease nor

                (ii) without the prior written consent of the Landlord (which will not be unreasonably withheld)

        (k) Not to agree with any undertenant the level of rent payable under a Permitted Underlease on review without the prior approval of the Superior Landlord and Landlord (such approval not to be unreasonably withheld or delayed)

        (l) Notwithstanding the earlier provisions of this clause the Tenant may allow occupation of the Premises by a Group Company or Companies of the Tenant in a manner which does not transfer or create a legal estate or create security of tenure nor prevent vacant possession of the Premises being given for so long as any party in occupation remains a Group Company

        (m) Within 20 Business Days of any Assignment charge underlease or sub-underlease or any transmission or other devolution relating to the Premises to give written notice thereof to the Landlord's solicitors together with two certified copies of the relevant document and to pay the Landlord's solicitors' reasonable charges not to exceed thirty pounds ((pound)30) for the registration of every such document plus Value Added Tax

4.12    LANDLORD'S COSTS

        To pay to the Landlord (against satisfactory evidence of the amounts) and to indemnify the Landlord against all proper and reasonable costs fees charges disbursements and expenses on an indemnity basis (including without prejudice to the generality of the above those payable to counsel solicitors surveyors and bailiffs and those fees or costs payable to any superior landlord) properly and reasonably incurred by the Landlord in relation to or incidental to:

        (a) every application made by the Tenant for a consent approval or licence required by the provisions of this Lease whether such consent approval or licence is granted or refused or proffered subject to any lawful qualification or condition or whether the application is withdrawn

        (b) the preparation and service of a notice under section 146 of the Law of Property Act 1925 notwithstanding that forfeiture is avoided otherwise than by relief granted by the court

        (c) the recovery or attempted recovery of arrears of the Rents or other sums due from the Tenant and

        (d) any steps taken in contemplation of or in connection with the preparation and service of a schedule of dilapidations during or within three months after the expiry of the Term but which relates to dilapidations caused or occurring during the Term

4.13    THE PLANNING ACTS

        (a) Not to commit any breach of the Planning Acts and to comply with the provisions and requirements of the Planning Acts that affect the Premises whether as to the Permitted User or otherwise and to indemnify and keep the Landlord indemnified both during and after the expiry of the Term against all liability whatsoever including costs and expenses directly incurred as a result of any breach occurring during the Term

        (b) At the expense of the Tenant to obtain all planning permissions and to serve all such notices as may be required for the carrying out of any operations or user on the Premises which may constitute Development provided that no application for planning permission shall be made without the prior written consent of the Landlord such consent not to be reasonably withheld or delayed

        (c) Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may subsequently be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations or the commencement or continuance of any such user

        (d) Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Premises or any change of use until:

                (i) all necessary notices under the Planning Acts have been served and

                (ii) all necessary permissions and consents under or pursuant to the Planning Acts have been obtained and produced to the Landlord

        (e) Unless the Landlord shall otherwise direct to carry out and complete before the expiry of the Term:

                (i) any works stipulated to be carried out to the Premises by a date subsequent to such expiry as a condition of any planning permission granted for any Development commenced before the expiry of the Term and

                (ii) any Development commenced upon the Premises by the Tenant or any person deriving title under it in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts

4.14    PLANS DOCUMENTS AND INFORMATION

        If called upon to do so to produce as soon as reasonably practicable following receipt of a written demand:

        (a) to the Landlord all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this Lease have been complied with

        (b) to the Landlord or its agent full particulars of all occupants of the Premises and the terms of their occupation

4.15    DISPOSAL BOARDS AND VIEWING

        To permit the Landlord upon reasonable prior written notice:

        (a) at any time during the last six months of the Contractual Term and at any time thereafter unless the Tenant shall have made a valid court application under section 24 of the Landlord and Tenant Act or otherwise be entitled in law to remain in occupation or to a new tenancy of the Premises to enter upon the Premises and affix and retain upon any reasonable part of the Premises a notice for reletting the Premises and

        (b) at any time during the Term to enter upon the Premises and affix and retain upon any reasonable part of the Premises a notice for the sale of the Landlord's reversion or of any superior interest and during each such period or periods to permit upon reasonable notice persons with the written authority of the Landlord or its agent at reasonable times of the day to view the Premises without interruption provided they are accompanied by the Landlord or its agent provided that the Landlord shall be responsible for such notices and shall make good any damage caused by their presence or the exercise of these rights without delay and further provided that such notices shall obstruct or interfere with the use and enjoyment of the Premises

4.16    ENCROACHMENTS

        (a) Not to stop up darken or obstruct any windows or light belonging to the Premises

        (b) To take all necessary steps to prevent any new window light opening doorway path passage right or other encroachment or easement being made or acquired in against out of or upon the Premises and to notify the Landlord in writing if any such encroachment or easement shall be made or acquired (or attempted to be made or acquired) as soon as the same comes to the Tenant's attention and at the request and cost of the Landlord to adopt such means as shall be required to prevent such encroachment or the acquisition of any such easement

4.17    YIELD UP

        At the expiry of the Term:

        (a) to yield up the Premises in accordance with the terms of this Lease

        (b)     to give up all keys of the Premises to the Landlord

        (c) to remove all lettering and signs put up by the Tenant in the Building and forthwith to make good any damage caused by such removal

4.18    INTEREST ON ARREARS

        If the Tenant shall fail to pay the Rents or any other sum due under or pursuant to this Lease within ten Business Days of the date on which payment was due (whether formally demanded or not in the case of the Principal Rent) the Tenant shall pay to the Landlord Interest on such sum as is outstanding and such Interest shall be deemed to be and shall be recoverable as rent in arrear

4.19    STATUTORY NOTICES

        To give full particulars to the Landlord of any notice direction order or proposal for the Premises made given or issued to the Tenant by any local or public authority as soon as reasonably practicable after receipt of the same and if so required by the Landlord to produce it to the Landlord and without delay and at the joint cost of the Landlord and the Tenant to take all necessary steps to comply with such notice direction or order and at the request of the Landlord but at the joint cost of the Landlord and the Tenant to make or join with the Landlord in making such objection or representation against or in respect of any notice direction order or proposal as the Landlord shall deem reasonably expedient

4.20    DEFECTIVE PREMISES

        Immediately upon becoming aware of the same to give notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this Lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise and at all times to display and maintain all necessary notices which the Landlord may from time to time require to be displayed at the Premises in relation to such duty of care

4.21    COMPLIANCE WITH TITLE

        To perform observe and comply with the rights easements privileges restrictions covenants stipulations and other matters contained or referred to in schedule 3 save where this is the Landlord's responsibility under this Lease

4.22    OBSERVE HEADLEASE

        To observe and perform all the covenants on the part of the Tenant contained in the Superior Lease so far as they relate to the Premises and are not expressly assumed by the Landlord in this Lease

4.23    INDEMNITY FOR BREACH OF SUPERIOR LEASE

        To indemnify and keep indemnified the Landlord against all damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly of any breach by the Tenant of the covenant to observe the Superior Lease as set out in clause 4.22

4.24    RECEPTION FACILITIES

        (a) Subject to receiving a fair and reasonable proportion of the Tenant's costs in providing the reception facilities and reception desk on the ground floor of the Building and repairing maintaining and renewing these if necessary to permit the Landlord and the tenants and occupiers of the Building and all other persons authorised by the Landlord as having the same rights to use these reception facilities

        (b) Prior to placing or installing any reception facilities and/or a reception desk the Tenant shall obtain the Landlord's consent to the design materials and size of the items used

4.25    RULES AND REGULATIONS

        The Tenant shall at all times diligently perform and observe any reasonable rules and regulations which may from time to time be prepared and exhibited by the Landlord in relation to any car park areas

5.      THE LANDLORD'S COVENANTS

        The Landlord covenants with the Tenant that subject to the Tenant paying the Rents and performing and observing the covenants and conditions on the part of the Tenant herein contained the Landlord shall:

5.1 permit the Tenant peaceably and quietly to hold and enjoy the Premises during the Term without any interruption or disturbance from or by the Landlord or by any person lawfully claiming through under or in trust for the Landlord and

5.2 use its reasonable endeavours to keep the Common Parts and Service Areas adequately repaired decorated furnished cleaned and lighted and (where appropriate) landscaped and planted and to use all reasonable endeavours to maintain repair amend alter rebuild renew and reinstate the Structure and to ensure that the Building remains wind and watertight at all times and where appropriate to clean wash down paint and decorate the Structure and all other parts of the Building as the Landlord may from time to time consider reasonably necessary and desirable in the interests of good estate management (but excluding any items or parts of any items the maintenance of which is the exclusive responsibility of the Tenant or any other tenants of the Building)

        provided that:

        (a) the Landlord shall not be liable for any breach occasioned by failure or interruption of any service due to necessary repair replacement or maintenance of any apparatus or installation or unavailable shortage of fuel materials water or labour or any other cause not due to the act or default of the Landlord (provided that the Landlord uses reasonable endeavours to remedy the breach)

        (b) the Landlord may at its discretion extend diminish or otherwise vary the services from time to time if it reasonably deems it desirable to do so for the more efficient management of the Building or the comfort of the tenants but shall not diminish the obligations under clause 5.2 above

        (c) the Landlord shall be entitled at its discretion to alter the arrangement of the Common Parts and where it is reasonably necessary to do so to renew the whole of part of any Systems not exclusively servicing the Premises

6.      INSURANCE

        The Landlord covenants with the Tenant (if applicable) to use all reasonable endeavours to enforce the covenants given by the Superior Landlord in clause 6 of the Superior Lease (as varied) and the Landlord covenants to observe and perform the applicable obligations on it in clause 6 of the Superior Lease (as varied)

6.1     TENANT'S INSURANCE COVENANTS

        The Tenant covenants with the Landlord:

        (a) to pay the Insurance Rent within five Business Days of receipt of a written demand for the period from and including the date of this Lease up to and including the day before the next policy renewal date and subsequently to pay the Insurance Rent within five Business Days of receipt of a written demand

        (b) in the event of any claim under a policy of insurance relating to the Premises to reimburse the Landlord on demand for any excess which applies

        (c) to comply with all proper requirements and recommendations of the insurers of the Premises

        (d) not knowingly to do or permit anything that could cause any policy of insurance on or in relation to the Premises to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and agreed to pay the increased premium) anything by which additional insurance premiums may become payable

        (e) to keep the Premises supplied with such fire fighting equipment as the insurer may require and to maintain such equipment to the satisfaction of the insurer and in efficient working order

        (f) to comply with the proper requirements and recommendations of the insurer as to fire precautions relating to the Premises

        (g) not to obstruct the access to any fire equipment or the means of escape from the Premises nor to lock any fire door while the Premises are occupied

        (h) to give notice to the Landlord as soon as practicable upon the happening of any event which might affect any insurance policy on or relating to the Premises or upon the happening of any event against which the Landlord may have insured under this Lease

        (i) not to effect any policy of insurance in relation to the Premises without the prior written consent of the Landlord provided always that the Tenant may insure tenants and trade fixtures and fittings

        (j) if at any time the Tenant shall be entitled to the benefit of any insurance on the Premises (which is not effected or maintained in pursuance of any obligation contained in this Lease) to apply all money received by virtue of such insurance in making good the loss or damage in respect of which such money shall have been received

        (k) if and whenever during the Term the Premises or any part are damaged or destroyed by any of the Insured Risks and the insurance money under the policy of insurance effected by the Superior Landlord pursuant to its obligations contained in the Superior Lease is by reason of any act or default of the Tenant or anyone for whom the Tenant is legally responsible wholly or partially irrecoverable immediately in every such case to pay to the Landlord on demand the amount of such insurance money so irrecoverable with Interest on such amount from the date of demand

6.2     SUSPENSION OF PRINCIPAL RENT

        If and whenever during the Term the Premises or any part are damaged or destroyed or access to the Premises is substantially impaired by any of the Insured Risks so that the Premises or any part of them are unfit for occupation or use and save to the extent the insurance effected by the Superior Landlord is vitiated avoided or forfeited or the insurance money is rendered irrecoverable in whole or in part by reason of any act or default of the Tenant or any person deriving title under the Tenant or any person for whom the Tenant or such person is legally responsible the Principal Rent and the Insurance Rent or a fair proportion thereof according to the nature and the extent of the damage sustained shall cease to be payable for as long as these cease to be payable under the Superior Lease

6.3     REINSTATEMENT AND DETERMINATION IF PREVENTED

        (a)     If and whenever during the Term:

                (i) the Premises or any part of them are damaged or destroyed by any of the Insured Risks and

                (ii) the insurance effected by the Superior Landlord is not vitiated avoided or forfeited or the insurance money is not irrecoverable in whole or part by reason of any act or default of the Tenant or any person deriving title under the Tenant or anyone for whom the Tenant is legally responsible (unless any such irrecoverable money has been made good)

                the Landlord shall use all reasonable endeavours to enforce the covenants given by the Superior Landlord in the Superior Lease to obtain all planning permissions and other permits and consents that may be required under the Planning Acts and any other statutes with all due expedition to enable the Superior Landlord to rebuild and reinstate the Premises or the affected part

        (b) If during the last three years of the Term the Premises or a material part thereof are damaged or destroyed or upon the expiry of a period of three years commencing on the date of the damage or destruction the Premises or the affected part have not been rebuilt or reinstated so that the Premises are fit for the Tenant's occupation and use then either party may serve notice on the other at any time within two months of the expiry of such period whereupon:

                (i) this Lease shall absolutely cease but without prejudice to any rights or remedies that may have accrued to either party against the other and

                (ii) all money received in respect of the insurance effected by the Superior Landlord pursuant to this clause 6 shall belong to the Superior Landlord save insofar as such insurance is in respect of tenant's trade fixtures and fittings

7.      PROVISOS

7.1     RE-ENTRY

        If and whenever during the Term:

        (a) the Rents (or any of them or any part of them) under this Lease are outstanding for more than ten Business Days after becoming due whether formally demanded or not or

        (b) there is a material breach by the Tenant of any covenant or other term of this Lease or any document expressed to be supplemental to this Lease or

        (c)     the Tenant commits or permits an Act of Insolvency

        the Landlord may re-enter the Premises or any part of them in the name of the whole at any time and then the Term will absolutely cease but without prejudice to any rights or remedies which may have accrued to the Landlord against the Tenant in respect of any breach of covenant or other term of this Lease including the breach in respect of which the re-entry is made

7.2     EXCLUSION OF USE WARRANTY

        Nothing in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Premises may lawfully be used under the Planning Acts for the purpose authorised in this Lease or any purpose subsequently authorised

7.3     REPRESENTATIONS

        The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease

7.4     TENANT'S PROPERTY

        If after the Tenant has vacated the Premises on the expiry of the Term any property of the Tenant remains in or on the Premises and the Tenant fails to remove it within twenty Business Days after being requested in writing by the Landlord to do so or if after using all reasonable endeavours the Landlord is unable to make such a request to the Tenant within ten Business Days from the first attempt so made by the Landlord:

        (a)     the Landlord may as the agent of the Tenant sell such property

        (b) the Landlord shall (subject to clause 7.4(c) below) forthwith after such sale pay to the Tenant the proceeds of such sale after having deducted the reasonable fees and expenses incurred by or on behalf of the Landlord in connection with such sale and

        (c) if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain such proceeds of sale absolutely unless the Tenant shall claim them within three months of the date on which the Tenant vacated the Premises

7.5     SERVICE OF NOTICES

        (a) The provisions of section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this Lease except that section 196 shall be deemed to be amended as follows:

                the final words of section 196(4)".... and that service ... be delivered" shall be deleted and there shall be substituted "...and that service shall be deemed to be made on the second Business Day after the registered letter has been posted"

        (b) Any notice or document shall also be sufficiently served if sent by telex facsimile transmission or any other means of electronic transmission to the party to be served and that service shall be deemed to be made on the day of transmission if transmitted before 4.00 p.m. on a Business Day but otherwise on the next following Business Day

7.6     VALUE ADDED TAX

        (a) Save as the context requires or as otherwise stated all references to payments made in this Lease are references to such payments exclusive of any Value Added Tax chargeable in respect of the supply of goods or services for which the payment is consideration and insofar as such payments fall to be made under this Lease such Value Added Tax shall be added to the amount thereof and paid in addition thereto

        (b) Without prejudice to and save as mentioned earlier in this clause 7.6 where any supply is made pursuant to this Lease the recipient of such supply shall pay to the supplier any Value Added Tax chargeable in respect thereof

        (c) Where any payment is required to be made pursuant to this Lease to reimburse the payee for any expenditure which the payee may have incurred such payment shall include an amount equal to any Value Added Tax comprised in that expenditure which is not recoverable by the payee as input tax under section 25 of the Value Added Tax Act 1994

7.7     ENTIRE UNDERSTANDING

        This Lease embodies the entire understanding of the parties relating to the Premises and to all the matters dealt with by the provisions of this Lease

7.8     LEASE NOT ENTERED INTO PURSUANT TO ANY PRIOR AGREEMENT

        It is certified that there is no agreement for lease to which this Lease gives effect

7.9     LANDLORD AND TENANT (COVENANTS) ACT 1995

        This Lease is a "new tenancy" as that expression is defined in the Landlord and Tenant (Covenants) Act 1995

7.10    INVALIDITY

        If at any time any one or more provisions of this Lease is or becomes invalid illegal or unenforceable in any respect under any law the validity legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby

7.11    TENANT'S OPTION TO DETERMINE

        The Tenant may determine this Lease on the date of expiry of the fifth year of the Term (the "DETERMINATION DATE") subject to complying with the conditions set out below (the "BREAK CONDITIONS"):

        The Break Conditions are that the Tenant shall:

        (a) give to the Landlord not less than six month's notice in writing of its intention to determine the Lease on the Determination Date

        (b) up until the Determination Date have paid the Rents reserved by and substantially performed and observed the material covenants agreements conditions and other provisions contained in the Lease

        (c) yield up the Premises with vacant possession on the Determination Date and

        (d) pay to the Landlord on the Determination Date a sum equal to six months' rent at the rate payable immediately before the Determination Date

        If the Tenant complies with the Break Conditions then the Lease shall immediately cease and determine on the Determination Date but without prejudice to the respective rights of either party in respect of any antecedent claim or breach of covenant

        On the Determination Date the Tenant shall return the original Lease to the Landlord together with any other title deeds and documents relating to the Premises and shall give such assistance as the Landlord shall reasonably require in order to cancel any entry or title relating to the Lease at HM Land Registry

IN WITNESS whereof this Lease has been executed as a deed on the date first above written

                                   SCHEDULE 1

                      PART 1 - RIGHTS AND EASEMENTS GRANTED

1. The right to use the approaches to the Premises to and from the public highway known as Bakewell Road for pedestrian and vehicular access to and egress from the Building

2. The right (in common with the Landlord and other persons having a like right for the Tenant and all persons expressly or by implication authorised by it to use the Common Parts and fire escapes or routes of escape in the Building for the purposes of access to and from the Premises

3. The right of support from the remainder of the Building and Development Site for the protection and benefit of the Premises

4. The right to use all or any of the Conduits serving the Premises in so far as such Conduits cross the remainder of the Building and Development Site and including any such Conduits which shall come into existence within the Term and shall be designed for and capable of such use

5. The right to enter on to any part of the remainder of the Building and the Development Site upon giving reasonable notice to the Landlord (except in an emergency) to carry out any works necessary to fulfil any covenants on the part of the Tenant and/or to enjoy fully the rights granted by this Lease including the right to enter on to the remainder of the Building and Development Site to repair maintain inspect alter renew and replace any Conduits serving the Premises the Tenant making good any damage thereby caused to the reasonable satisfaction of the Landlord

6. the right to exhibit the Tenant's name (the form and size to be previously agreed by the Landlord) and the name of any other authorised occupier in the manner adopted for the Building by the Landlord on the name-board near the entrance to the Building

7. the right to load and unload to and from lorries at the service loading facility

8. the exclusive right (but without demise and at the Tenant's own risk) to park 59 private motor cars and/or light vans within the 59 spaces as shown edged on Plan 3 subject always however to the Landlord's right to temporarily re-allocate such spaces in accordance with paragraph 11 of
        Part 2 Schedule 1

               PART 2 - RIGHTS AND EASEMENTS EXCEPTED AND RESERVED

The following rights and easements are excepted and reserved out of the Premises in favour of the Landlord and the tenants and occupiers of the Building and all other persons authorised by the Landlord of having the same rights and easements:

1. The free and uninterrupted use of all Conduits which are now in the Premises and serve the remainder of the Building and Development Site

2. The right of support from the Premises for the protection and benefit of the remainder of the Building and Development Site

3. The right at any time during the Contractual Term on reasonable notice to enter the Premises to inspect cleanse repair or replace the Conduits serving the remainder of the Building and Development Site

4. The right to alter add or execute any other works to the Adjoining Property in such a manner as the owner of the Adjoining Property shall think fit notwithstanding the fact that the same may obstruct or interfere with the passage of light and air to the Premises but not so that the Tenant's use and occupation thereof is materially affected for the benefit of the owners of the Adjoining Property

5. The foregoing rights are reserved to the Landlord subject to the proviso that in exercising any of these rights the Landlord shall ensure that as little damage as is reasonably practicable is caused to the Premises and make good to the reasonable satisfaction of the Tenant all damage thereby caused

6. The right to erect scaffolding on the Building in connection with the performance of any covenants on the part of the Landlord herein contained or for such other purposes as the Landlord may from time to time reasonably require notwithstanding such scaffolding may temporarily diminish the access of light and air to the Premises but provided always that it shall not materially restrict access thereto

7. The rights of light air support protection shelter and all other easements and rights now or after the date of this Lease belonging to or enjoyed by any other part of the Building or any Adjoining Property or any other adjoining or neighbouring property

8. The right at any time during the Term on requisite notice to enter (or in cases of emergency to break into and enter) the Premises:

        (a) to inspect the condition of the Premises and take schedules of condition and inventories of fixtures and other items to be yielded up on the expiry of the Term

        (b) to view the condition of and repair maintain and decorate any Systems where such viewing or work cannot otherwise be practicably carried out

        (c) to carry out work or do anything whatever comprised within the Landlord's obligations in this Lease

        (d) to exercise any of the rights granted to the Landlord by this Lease

        (e) to execute any works on the Premises which the Landlord may be statutorily liable to carry out notwithstanding any contract to the contrary

        (f) to affix during the last six months of the Term upon any suitable part of the Premises a notice board or boards for re-letting the same

        (g) for any other reasonable purpose connected with the Landlord's interest in the Premises or the Building including (without limitation) for the purposes of valuing or disposing of any interest of the Landlord or any superior Landlord and for doing anything to prevent the forfeiture of any Superior Lease

9. The right to use the systems which are now in the Premises and serve other premises or which shall come into existence within the perpetuity period and shall be designed for and be capable of such use

10. Subject to the payment of the sums referred to in clause 4.24(a) of this Lease a right to use the reception facilities on the ground floor of the Building

11. The right to re-allocate temporarily any number of car parking spaces upon giving reasonable notice (save in cases of emergency where no such notice shall be required) should this be required to carry out any works to the Building or the Common Parts

12. The right to enter the Premises at any time to carry out works or do anything whatever comprised within the Landlord's obligations in this Lease or the Superior Landlord's obligations in the Superior Lease

                                   SCHEDULE 2

                         PRINCIPAL RENT AND RENT REVIEW

1.      DEFINITIONS

        In this schedule the following words and expressions have the following meanings:

1.1     "ASSUMPTIONS" means the following assumptions at the relevant Review
        Date:

        (a) that no work has been carried out on or to the Premises by the Tenant its sub-tenants or their predecessors in title during the Term which has diminished the rental value of the Premises

        (b) that if the Premises have been destroyed or damaged by the Insured Risks they have been fully restored

        (c) that the covenants contained in this Lease on the part of the Tenant have been fully performed and observed

        (d) that the Premises are available to let as a whole by a willing landlord to a willing tenant without a fine or premium being paid by either party and with vacant possession

        (e) that the Premises are ready for and fitted out and equipped for immediate occupation and use for the Permitted User

        (f) that the lease referred to in paragraph 1.1(d) contains the same terms as this Lease other than the amount of the Principal Rent and except as set out in paragraph 1.1 (g)

        (g) that the term of the lease referred to in paragraph 1.1(d) is equal in length to (a) the residue of the Contractual Term remaining unexpired at the relevant Review Date or (b) ten years whichever is the greater and that such term begins on the relevant Review Date and that the years during which the tenant covenants to decorate the Premises are at similar intervals after the beginning of the term of such lease as those specified in this Lease and that such lease does not permit the Premises to be used as a serviced or managed office facility (unless the Premises shall in fact be used for such purposes at the relevant Review Date)

        (h) that the rent would not be discounted in any way to reflect any rent concession or other benefit which the Tenant referred to in paragraph 1.1(d) would be given for the purpose of fitting out the Premises

1.2     "DISREGARDED MATTERS" means:

        (a) any effect on rent of the fact that the Tenant its sub-tenants or their respective predecessors in title have been in occupation of the Premises

        (b) any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant its sub-tenants or their predecessors in title in their respective businesses

        (c) any increase in rental value of the Premises attributable to the existence at the relevant Review Date of any improvements to the Premises carried out with consent where required otherwise than in pursuance of an obligation to the Landlord or its predecessors in title (provided always that the fact that the Tenant may have obtained a licence for the purpose of carrying out any improvements or other works from the Landlord shall not be construed as meaning that such works are carried out in pursuance of an obligation to the Landlord) by the Tenant its sub-tenants or their respective predecessors in title during the Term or during any period of occupation prior to the Term arising out of an agreement to grant such term or it being acknowledged by the parties that any fitting-out works carried out by the Landlord at its expense prior to the date of this Lease shall not be treated as one of the Disregarded Matters

1.3 "PRESIDENT" means the President for the time being of the Royal Institution of Chartered Surveyors the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

1.4     "PRINCIPAL RENT" means:

        (a) from and including the Rent Commencement Date until and including the day before the first Review Date the Principal Rent specified in the Particulars and

        (b)     during each Review Period a rent equal to the greater of:

                (i) the Principal Rent payable immediately prior to the relevant Review Date and

                (ii) such Principal Rent as may be ascertained in accordance with this schedule

1.5     "REVIEW DATE" means 2 June 2008

1.6 "REVIEW PERIOD" means the period beginning on any Review Date and ending on the day prior to the next Review Date or beginning on the last Review Date and ending on the date of expiry of the Contractual Term

1.7 "SURVEYOR" means a chartered surveyor who has been qualified as such for not less than ten years and is experienced in the letting and (or) valuation of premises of a similar nature to and situate in the same region as the Premises and used for purposes similar to the Permitted User at the date of his appointment to be appointed in accordance with the provisions of paragraph 2.3 of this schedule

2.      ASCERTAINING THE PRINCIPAL RENT

2.1 The Principal Rent for any Review Period may be agreed in writing between the parties at any time between the date three months before the Review Date and the end of the term or in the absence of agreement may be determined by the Surveyor

2.2 The Principal Rent to be determined by the Surveyor shall be such as he shall decide to be the rent which might reasonably be expected to become payable in respect of the Premises after the expiry of a rent-free period for fitting out of such length as would be negotiated in the open market between a willing landlord and a willing tenant upon a letting of the Premises in the open market at the Review Date making the Assumptions but disregarding the Disregarded Matters

2.3     The Surveyor shall:

        (a) be appointed by agreement between the parties or (in the absence of agreement within ten Business Days of one party giving notice to the other of its nomination or nominations) nominated by the President on the application of either party made not earlier than the relevant Review Date or at any time afterwards

        (b)     act as an expert

        (c) invite the Landlord and the Tenant to submit to him within such time limits (not being less than 15 Business Days) as he shall consider appropriate a valuation accompanied if desired by a statement of reasons and such representations and cross representations as to the amount of the Principal Rent with such supporting evidence as they may respectively wish

        (d) within 20 Business Days of his appointment or within such extended period as the Landlord and the Tenant shall jointly agree in writing give to each of them written notice of the amount of the Principal Rent as determined by him

2.4 The fees and expenses of the Surveyor including the cost of his nomination shall be in the award of the Surveyor and failing such award the same shall be payable by the Landlord and the Tenant in equal shares who shall each bear their own costs fees and expenses

2.5 If one party shall upon publication of the Surveyor's award pay the Surveyor's fees and expenses that party shall be entitled to recover such proportion (if any) of them as the Surveyor shall award against the other party

2.6 If the Surveyor fails to give notice of his determination within the time aforesaid or if he dies is unwilling to act or becomes incapable of acting or if for any other reason he is unable to act either party may request the President to discharge the Surveyor and appoint another surveyor in his place to act in the same capacity which procedure may be repeated as many times as necessary

2.7 Whenever the Principal Rent shall have been ascertained in accordance with this schedule memoranda to this effect shall be signed by or on behalf of the parties and annexed to this Lease and its Counterpart and the parties shall bear their own costs in this respect

3.      PAYMENT OF PRINCIPAL RENT

3.1 If the Principal Rent shall be ascertained on or before the Review Date and the Review Date is not a quarter day the Tenant shall on the Review Date pay to the Landlord the amount by which one quarter's Principal Rent at the rate payable on the immediately preceding quarter day is less than one quarter's Principal Rent at the rate of the revised rent apportioned on a daily basis for that part of the quarter during which such revised rent is payable

3.2 If the Principal Rent payable during any Review Period has not been ascertained by the Review Date then immediately after the date on which the same has been agreed between the parties or the date on which the Surveyor's determination shall be received by one party the Tenant shall pay to the Landlord:

        (a) any shortfall between the Principal Rent which would have been payable on the Review Date and on any subsequent quarter days had the Principal Rent been ascertained on or before the Review Date and the payments made by the Tenant on account and

        (b) interest at three percentage points below the Interest Rate prevailing on the date upon which the shortfall is paid in respect of each instalment of Principal Rent due on or after the Review Date on the amount by which the instalment of Principal Rent which would have been paid on the Review Date or such quarter day exceeds the amount paid on account and such interest shall be payable for the period beginning on the date upon which the instalment was due and ending on the date of payment of the shortfall

3.3 If the Principal Rent payable during any Review Period has not been ascertained by the Review Date the Principal Rent shall continue to be payable at the rate previously payable on account of the Principal Rent for the Review Period

4.      ARRANGEMENTS WHEN INCREASING PRINCIPAL RENT PREVENTED

4.1 If at any of the Review Date there shall be in force a statute which shall prevent restrict or modify the Landlord's right to review the Principal Rent in accordance with this Lease and (or) to recover any increase in the Principal Rent the Landlord shall once such restriction or modification is removed relaxed or modified be entitled (but without prejudice to its rights (if any) to recover any Principal Rent the payment of which has only been deferred by law) on giving not less than one month's nor more than three months' notice in writing to the Tenant to invoke the provisions of paragraph 4.2

4.2 Upon the service of a notice pursuant to paragraph 4.1 the Landlord shall be entitled to proceed with the review of the Principal Rent which may have been prevented or further to review the Principal Rent in respect of any review where the Landlord's right was restricted or modified and the date of expiry of such notice shall be deemed for the purposes of this Lease to be a Review Date (provided that without prejudice to the operation of this paragraph nothing in this paragraph shall be construed as varying any subsequent Review Date) provided that this provision shall not entitle the Landlord to require payment of the Principal Rent at a level higher than that which would have been set had the review taken place which had been missed

                                   SCHEDULE 3

            PARTICULARS OF MATTERS TO WHICH THE PREMISES ARE SUBJECT

Matters referred to on the registers of title number CB237542 in so far as the same related to the Premises

                                   SCHEDULE 4

                                 SERVICE CHARGE

1.      ADVANCE SERVICE CHARGE

        The Advance Service Charge shall be the yearly sum specified in the Particulars or such other yearly sum as the Landlord's Surveyor accountant or other suitably qualified person may from time to time at his reasonable discretion determine as being fair and reasonable and notify in writing to the Tenant

2.      ADJUSTMENT

2.1 As soon as practicable after the end of each Account Year (but in any event no later than six months after the end of the relevant Account
        Year) the Landlord shall deliver to the Tenant a statement showing in reasonable detail the Expenditure for such year and showing the Tenant's Proportion of such Expenditure

2.2 If the Tenant's Proportion of the Expenditure shown by such statement shall exceed the Advance Service Charge paid in respect of such Account Year the Tenant shall within 10 Business Days pay to the Landlord the amount of such excess

2.3 If the Tenant's Proportion of such Expenditure shall be less than the Advance Service Charge paid in respect of such Account Year then the Landlord shall allow the Tenant off the next payment of the Rent or the Advance Service Charge or at the Landlord's option (and in any event if the tenancy has come to an end) shall immediately pay to the Tenant the amount of such difference

2.4 The provisions of this paragraph shall continue to apply even though the tenancy created by this Lease has come to an end but only in respect of the period down to the end of the tenancy

3.      EXPENDITURE

3.1 The Expenditure comprises the cost properly incurred by the Landlord in respect of the Building in discharging its obligations under clause 5.2 and from providing other services that are being provided in the interest of good estate management and/or for the proper enjoyment of the Building by the occupiers and in particular includes (but is not limited to) the cost properly incurred (or deemed incurred) by the Landlord on the following items (or such of them as may from time to time be applicable):

        (a) repairing maintaining cleaning replacing and renewing the Common Parts the Service Areas and Structure

        (b) supplying hot and cold water and toilet facilities to the said gatehouse

        (c) supplying cold water to the appropriate parts of the Service Areas and Common Parts

        (d)     testing lightning conductors

        (e) providing staff including but not limited to security staff for the maintenance of security in the Common Parts whether by direct labour agency or any other means including pension contribution and employer's National Insurance Contribution the provision of clothing and other benefits in kind and accommodation and in particular a reasonable sum in lieu of rent in respect of accommodation provided rent-free for such staff

        (f) providing any additional service in accordance with proviso (b) to clause 5.2

        (g) inspecting repairing renewing replacing and maintaining (including decorative treatment and cleaning):

                (i) the Common Parts and the Service Areas including landscaped areas and the replacement where necessary of plants and trees and cleaning maintenance and repair of roadways and car park areas and

                (ii) the Systems (except such part of them as are in and exclusively serve an individual unit or office or other accommodation which is let or intended for letting) including taking any necessary steps to prevent the onset and/or spread of legionella and other contamination

        (h) valuing the Building for insurance purposes not more than once in any period of three years

        (i)     maintaining repairing and renewing:

                (i) and providing fire prevention and fire fighting apparatus in the Common Parts and Service Areas

                (ii) security alarms and security apparatus in the Common Parts and Service Areas

                (iii)   CCTV serving the Building as a whole


        (j) all rates taxes assessments impositions water charges (if any) and outgoings payable by the Landlord in respect of:

                (i)     the Building as a whole

                (ii) the Premises together with other premises in the Building (which together do not comprise the whole of the Building) and

                (iii)   any part of the Service Areas and the Common Parts

                except rent

        (k) making representations against or otherwise contesting the incidence of the provisions of any legislation order regulation notice or statutory requirement relating to or affecting the whole or any part of the Building including prosecuting any action in the interests of the Building

        (l) compliance by the Landlord with any notice regulation or order of any competent authority in respect of the Building or of the Common Parts or the Service Areas which did not require compliance before or immediately after the Tenant commenced occupation of the Premises

        (m) the amount which the Landlord may be liable to pay in relation to the Building as a contribution towards the expense of making repairing maintaining rebuilding or cleaning anything used for the Building in common with other nearby premises

        (n) the control and/or eradication of any pests in or about the Building

        (o) the proper and reasonable fees and expenses of any surveyor accountant or other person in connection with the preparation of any statement of Expenditure or of the Tenant's Proportion (or if such work is performed by the Landlord's own staff a reasonable fee for the Landlord)

        (p) the proper and reasonable fees and expenses of the Landlord's Surveyor and any other person or firm employed by the Landlord for the management of the Building (but excluding the collection of the rents payable by the Landlord's tenants in the Building) (or if such person is an employee of the Landlord a reasonable charge for the Landlord) provided that so long as there is a scale or scales of fees prescribed by The Royal Institution of Chartered Surveyors for such management the fees provided for by such scale or scales shall be deemed to be the proper fees within the meaning of this sub-paragraph and

        (q) employing or retaining such consultants as the Landlord shall reasonably deem necessary or desirable for the efficient management of the Building including (but not limited to) consultants for the maintenance of all mechanical and electrical equipment and services serving the Building

        (r) cleaning as frequently as the Landlord shall in its absolute discretion consider adequate the external and internal surfaces of all glazing windows and window-frames in the Building

        (s) any other services relating to the Building or any part of it provided by the Landlord from time to time during the Term and not expressly mentioned

4.      CERTIFICATE

        Each annual statement of the Expenditure and of the Tenant's Proportion shall be certified by the Landlord's Surveyor and a duly certified copy of such statement shall be conclusive evidence for the purposes of this Lease of the matters of fact covered by such statement but the Landlord shall upon request and payment of a reasonable inspection fee permit the Tenant to inspect at any time up to two months after delivery of a statement the vouchers and receipts for items included in it

                                   SCHEDULE 5

                         AUTHORISED GUARANTEE AGREEMENT

THIS AUTHORISED GUARANTEE AGREEMENT  is made on                            200_

BETWEEN:

(1)     [(No. __) whose registered office is at] [of]
        (the "ASSIGNING TENANT")

(2)     [(No. __) whose registered office is at] [of]
        (the "LANDLORD")

NOW THIS DEED WITNESSES AS FOLLOWS:

5.      DEFINITIONS AND INTERPRETATION

5.1     DEFINITIONS

        In this agreement the following words and expressions have the following meanings:

        (a)     "ASSIGNEE" means

        (b) "ASSIGNMENT" means the Assignment by the Assigning Tenant to the Assignee of the Lease

        (c) "AUTHORISED GUARANTEE PERIOD" means the period from and including the date of the Assignment until the date (if any) when the Lease is assigned by the Assignee to a third party or (if such Assignment is an excluded Assignment within the meaning of section 11(1) of the Landlord and Tenant (Covenants) Act
                1995) until the next Assignment of the Lease which is not an excluded Assignment

        (d) "LANDLORD" means [INSERT NAME OF LANDLORD] and includes the party in whom the reversion immediately expectant on the determination of the Term (as that expression is defined in the Lease) is for the time being vested

        (e) "LEASE" means [INSERT DETAILS OF LEASE] and includes all or any deeds and documents made pursuant to or supplemental to that lease whether or not expressed to be so

5.2     INTERPRETATION

        (a) Expressions used but not defined in this agreement have the meanings given to them in the Lease

        (b) At any time when the Assigning Tenant or the Landlord comprises two or more parties such expressions shall include all or either of any such parties and obligations expressed or implied to be made by or with any of them shall be deemed to be made by or with such parties jointly and severally

6.      RECITALS

6.1 The reversion immediately expectant on the determination of the Term is vested in the Landlord

6.2 The Term is vested in the Assigning Tenant who wishes to enter into the Assignment

6.3 The Landlord is willing to consent to the Assignment on condition that the Assigning Tenant enters into this agreement as required by clause 4.11(f) of the Lease

7.      COVENANT AND INDEMNITY BY ASSIGNING TENANT

7.1 In consideration of the Landlord consenting to the Assignment the Assigning Tenant covenants with the Landlord that:

        (a) the Assignee (failing whom the Assigning Tenant) will at all times during the Authorised Guarantee Period duly perform and observe all the covenants on the part of the Tenant contained in the Lease (including without limitation the payment of the Rents and all other sums payable under the Lease) in the manner and at the times specified in the Lease and

        (b) it will indemnify and keep indemnified the Landlord against all claims demands losses damages liability costs fees and expenses whatsoever sustained by the Landlord by reason of or arising in any way directly out of any default by the Assignee in the performance and observance of any of its obligations under the Lease or the payment of any rents or other sums payable under the Lease or arising as a result of the lease being disclaimed by a liquidator or trustee in bankruptcy or similar officer appointed to or in respect of the Assignee and having such power (each a "RELEVANT DISCLAIMER")

7.2 For the purposes of clause 3.1 above the Authorised Guarantee Period will be deemed to continue for the period specified in clause 1.1(e) notwithstanding that a Relevant Disclaimer occurs

8.      WAIVER BY ASSIGNING TENANT

        The obligations of the Assigning Tenant hereunder are to constitute a continuing security in addition to and without prejudice to any other rights which the Landlord may have and the Assigning Tenant hereby waives any right to require the Landlord to proceed against the Assignee or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Assigning Tenant

9.      POSTPONEMENT OF CLAIMS BY ASSIGNING TENANT AGAINST ASSIGNEE

9.1 Unless otherwise instructed by the Landlord the Assigning Tenant will not claim or accept any payment or property in any liquidation bankruptcy composition or arrangement of the Assignee in competition with the Landlord nor seek to recover (whether directly or by way of set-off lien counterclaim or otherwise) any money or other property nor exercise any other right or remedy whatsoever in respect of any sum which may be or become due to the Assigning Tenant from the Assignee nor exercise any rights of subrogation or indemnity against the Assignee until in each such case all the Assigning Tenant's obligations hereunder have been performed and discharged in full

9.2 The Assigning Tenant will forthwith pay to the Landlord an amount equal to any set-off in fact exercised by it and will promptly pay or transfer to the Landlord any payment or distribution or benefit in fact received by it notwithstanding the terms of clause 5.1 above

9.3 The Assigning Tenant agrees that it will exercise any rights of subrogation against the Assignee and any rights to prove in a liquidation of the Assignee which it may have in accordance with the directions of the Landlord

10.     POSTPONEMENT OF PARTICIPATION BY ASSIGNING TENANT IN SECURITY

        The Assigning Tenant confirms it has not taken and undertakes it will not take from the Assignee any security in connection with its obligations hereunder and declares that any security so taken shall be held on trust for the Landlord and further the Assigning Tenant agrees that it shall not be entitled to participate in any security held by the Landlord in respect of the Assignee's obligations to the Landlord under the Lease nor to stand in the place of the Landlord in respect of any such security until all the obligations of the Assignee or the Assigning Tenant to the Landlord under or in relation to the Lease have been performed or discharged in full

11.     NO RELEASE OF ASSIGNING TENANT

        None of the following nor any combination thereof shall release determine discharge or in any way lessen or affect the liability of the Assigning Tenant hereunder or otherwise prejudice or affect the right of the Landlord to recover from the Assigning Tenant to the full extent of its obligations hereunder:

11.1    any extension of time given by the Landlord to the Assignee

11.2 the transfer of the Landlord's reversion or (subject to section 18 of the Landlord and Tenant (Covenants) Act 1995) any variation of the terms of the Lease (including any reviews of the Principal Rent) or the surrender of any part thereof provided that the Assigning Tenant has consented to such variation

11.3 the release of any person for the time being jointly or severally liable for the Assignee's obligations or liable as surety for the Assignee's obligations

11.4 any change in the constitution structure or powers of any of the Assignee the Assigning Tenant or the Landlord or the liquidation administration or bankruptcy (as the case may be) of any of the Assignee the Assigning Tenant or the Landlord

11.5 any legal limitation or any immunity disability or incapacity of the Assignee (whether or not known to the Landlord) or the fact that any dealings with the Landlord or the Assignee may be outside or in excess of the powers of the Assignee or the Assigning Tenant

11.6 the taking variation compromise renewal release or refusal or neglect to perfect or enforce any rights remedies or securities against the Assignee or any other person

11.7    any Relevant Disclaimer

12.     DISCLAIMER OR FORFEITURE OF LEASE

        The Assigning Tenant undertakes to the Landlord that:

        (a) if a liquidator or trustee in bankruptcy or similar officer having such power shall disclaim or surrender the Lease or

        (b)     if the Lease shall be forfeited or

        (c)     if the Assignee shall cease to have legal existence

        then the Assigning Tenant shall if the Landlord by notice in writing given to the Assigning Tenant within six months after such disclaimer or other event occurs so requires accept from and execute and deliver to the Landlord a counterpart of a new lease of the Premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term (as specified in the Lease) such new lease to be at the cost of the Assigning Tenant and to be at the same rents and subject to the same covenants conditions and provisions as are contained in the Lease

13.     CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS

        The powers conferred on the Landlord hereunder are cumulative without prejudice to its powers under the general law and may be exercised as often as the Landlord thinks appropriate The Landlord may in connection with the exercise of its powers join or concur with any person in any transaction scheme or arrangement whatsoever

14.     REPRESENTATIONS

        The Assigning Tenant warrants and represents that it has full power to enter into the obligations and covenants hereunder and has taken all necessary corporate or other action required to authorise its execution of this agreement and that the provisions of this agreement constitute the legal valid and binding obligations of the Assigning Tenant

15.     BENEFIT OF GUARANTEE

15.1 The covenants undertakings and agreements of the Assigning Tenant hereunder shall enure for the benefit of the successors and assigns of the Landlord to the Lease without the necessity for any Assignment thereof to such successors and assigns

15.2 Without prejudice to clause 11.1 above the Landlord may Assign the benefit of the provisions of the Lease and the covenants undertakings and agreements of the Assigning Tenant hereunder to any third party and the Assigning Tenant shall join in such documents as may be necessary to effect such Assignment

16.     INTEREST ON LATE PAYMENT

        The Assigning Tenant will pay Interest on all sums payable by it to the Landlord hereunder

17.     WAIVER

        No delay or omission by the Landlord in exercising any right power or privilege hereunder shall impair such right power or privilege or be construed as a waiver of such right power or privilege

18.     INVALIDITY

        If at any time any one or more provisions of this agreement is or becomes invalid illegal or unenforceable in any respect under any law the validity legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby IN WITNESS whereof this agreement has been executed as a deed on the date first above written

[EXECUTION CLAUSES TO BE ADDED AS REQUIRED]

                              [End of schedule [5]]

Executed as a Deed by ROYAL & SUN ALLIANCE                 )
INSURANCE PLC:                                             )
                                                           )

/s/  Jackie Fox


                                                 Attorney


Signed as a deed by eRESEARCHTECHNOLOGY LIMITED            )
acting by two directors or a director and the              )
company secretary:                                         )
                                                           )


            /s/ Bruce Johnson                     Director

          /s/  Hazel Pyper                  Director/Secretary